SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2007 (September 13, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 3.02. Unregistered Sales of Equity Securities

On September 4, 2007, the Company issued 1,201,923 shares of its common stock, registered for resale under a Form S-3, to one accredited investor upon the exercise of warrants at a conversion price of $1.11 per share, in exchange for cash proceeds of $1,334,135. The warrants were originally issued to this investor as part of our $22.8 million Convertible Debt Offering’s Security Purchase Agreement in February, 2007. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Between September 13, 2007 and September 17, 2007, the Company issued 2,206,311 shares of its common stock, registered for resale under a Form S-3, to two accredited investors upon the conversion of $2,272,500 of principal of Convertible Debentures at a conversion price of $1.03 per share. The Debentures were originally issued in February 2007 and had been carried on the Company's balance sheet as long term debt prior to the conversion. The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 7.01 Regulation FD Disclosure

Members of the management team of the Registrant will present at the Merriman Curhan Ford 4th Annual Investor Summit 2007 in San Francisco, CA on September 17, 2007. The presentation is expected to begin at 11:45 a.m. Pacific Time. A copy of the power-point slide presentation to be used by the Registrant at the conference is furnished as Exhibit 99.1. A link to Exhibit 99.1 is also available on the Registrant’s website located on the Internet at the address indicated above. A copy of our press release announcing the presentation is attached as Exhibit 10.1.

The information in this Current Report, including the presentation attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Press Release dated September 17, 2007 announcing the Registrant’s investor presentation at the Merriman Curhan Ford 4th Annual Investor Summit 2007.
99.1	Presentation of Composite Technology Corporation, dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

Date: September 17, 2007	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Press Release dated September 17, 2007 announcing the Registrant’s investor presentation at the Merriman Curhan Ford 4th Annual Investor Summit 2007.
99.1	Presentation of Composite Technology Corporation, dated September 17, 2007